Exhibit 99.1

Sourcefire Announces 2010 Third Quarter Results

Largest Revenue Quarter in Company History; Announces Plans to Expand into the Next Generation Firewall Market and Adds Subscription Option

  3Q Revenue: $36.2 million, an increase of 32% year-over-year
  3Q GAAP Net Income: $4.2 million, or $0.15 per diluted share
  3Q Adjusted Net Income: $5.2 million, or $0.18 per diluted share

COLUMBIA, Md.--(BUSINESS WIRE)--October 27, 2010--Sourcefire, Inc. (Nasdaq: FIRE), the creator of Snort® and a leader in intelligent cybersecurity solutions, today announced financial results for its fiscal third quarter ended September 30, 2010.

“I’m really excited to announce the highest revenue in the company’s history along with another quarter of improved earnings growth,” said John Burris, CEO of Sourcefire. “I am equally excited to announce our plans to expand our addressable market into Next Generation Firewalls by leveraging our leadership in Next Generation IPS and Awareness technologies. We are also pleased to offer our customers a new subscription pricing option across our product line to complement our standard licensing model and to give our customers another way to use our solutions to secure the cloud.”

Financial Summary

  Total Revenues - Revenues for 3Q10 were $36.2 million compared to $27.4 million in 3Q09, an increase of 32%. Revenues for the nine months ended September 30, 2010 were $92.6 million compared to $68.2 million for the same period last year, an increase of 36%.
  GAAP Net Income - Net income was $4.2 million for 3Q10, or $0.15 per diluted share, on the basis of generally accepted accounting principles (GAAP), compared with net income of $2.7 million, or $0.09 per diluted share, in 3Q09. Net income for the nine months ended September 30, 2010 was $15.6 million, or $0.54 per diluted share, compared with a net income of $2.2 million, or $0.08 per diluted share, for the same period last year. Net income for the nine months ended September 30, 2010 was positively impacted by the release of a valuation allowance on the Company’s net deferred tax assets in 2Q10, which resulted in a tax benefit of $7.6 million, or $0.26 per diluted share.
  Adjusted Net Income - Adjusted net income for 3Q10 was $5.2 million, or $0.18 per diluted share. This figure excludes stock-based compensation expense and assumes a tax rate of 35%. Adjusted net income in 3Q09 was $3.0 million, or $0.10 per diluted share. This figure excludes stock-based compensation expense and assumes a tax rate of 35%. Adjusted net income for the nine months ended September 30, 2010 was $10.4 million, or $0.36 per diluted share. This figure excludes both stock-based compensation expense and the benefit from the release of the valuation allowance on the Company’s net deferred tax assets and assumes a tax rate of 35%. Adjusted net income for the nine months ended September 30, 2009 was $4.4 million, or $0.16 per diluted share. This figure excludes stock-based compensation expense and assumes a tax rate of 35%.
  Balance Sheet - As of September 30, 2010, the Company’s cash, cash equivalents and investments totaled $142.6 million. Net cash provided by operating activities for the nine months ended September 30, 2010 totaled $19.6 million compared with $9.5 million in the year ago period.

Third Quarter Company Highlights

International Expansion & Indirect Channel Development

  Increased U.S. commercial revenues to $15.1 million, up 13% over 3Q09.
  Increased U.S. federal sector revenues to $13.7 million, up 71% over 3Q09.
  Increased international revenues to $7.4 million, up 22% over 3Q09.
  Achieved channel influenced sales of 33% in 3Q10, compared with 15% in 3Q09.
  Announced the Sourcefire Technology Partner (STP) Program. The STP Program was designed to simplify integration between the Sourcefire Intrusion Prevention System (IPS) and complementary security technologies. It helps businesses ensure that their security products are capable of being used reciprocally - supporting maximum return on investment and minimizing risk to their network.

Innovation & Recognition

  Launched Razorback™. Sourcefire launched an open source framework designed to deliver deep inspection capabilities and enable users to tie together various threat collection and detection technologies for faster, coordinated protection.
  Integrated Intel® QuickAssist Pattern Matching technology. Snort 2.9, now in beta, leverages the Intel QuickAssist Technology Pattern Matching mechanism to replace Snort's internal Pattern Matching engine, which is used to select Snort rules for deeper inspection. Leveraging Intel QuickAssist, Snort users will benefit from higher throughput and lower latency, improving Snort's speed and extending its protection capabilities.
  Introduced cloud-based security through Amazon Web Services. Snort and Sourcefire Vulnerability Research Team (VRT) rules are now available through the Amazon Elastic Compute Cloud (Amazon EC2) in the form of an Amazon Machine Image (AMI), enabling customers to proactively monitor network activity on their cloud deployments for malicious behavior and provide automated responses.
  Integrated with Citrix® NetScaler®. The combination of Sourcefire and NetScaler helps businesses prevent operational disruptions caused by poor application performance due to increased workloads or security threats. This is available as an integrated physical device or virtual solution residing on a single box, providing users increased application availability and protection.
  Released new Qualys integration. To support increased product collaboration, Sourcefire delivered a new Qualys® Connector, which associates threats detected by the Sourcefire IPS with host vulnerabilities found by QualysGuard Vulnerability Management. Working in tandem, the Qualys Connector delivers additional network vulnerability context and enhanced threat impact analysis for enhanced, adaptable protection.
  Awarded Information Security Magazine Readers Choice Award in the Intrusion Detection/Prevention Category.

Fourth Quarter and Full Year 2010 Outlook

Based on information as of October 27, 2010, Sourcefire expects revenue for the fourth quarter of 2010 in the range of $37.0 million to $38.5 million, net income per diluted share in the range of $0.14 to $0.16 and, on an adjusted basis, net income per diluted share in the range of $0.16 to $0.18. Sourcefire’s expectation of adjusted net income per diluted share excludes stock-based compensation expense for the fourth quarter in the expected range of $2.4 million to $2.6 million and includes an adjustment to reflect the effect of an assumed tax rate of 35%. For fiscal year 2010 Sourcefire expects revenue in the range of $129.6 million to $131.1 million, net income per share in the range of $0.67 to $0.69 and adjusted net income per share in the range of $0.52 to $0.54. Sourcefire’s expectation of full year 2010 adjusted net income per share excludes stock-based compensation expense in the expected range of $9.3 million to $9.5 million and the benefit from the release of the valuation allowance on the Company’s net deferred tax assets and includes an adjustment to reflect the effect of an assumed tax rate of 35%.

Non-GAAP Measures

In addition to reporting financial results in accordance with U.S. generally accepted accounting principles, or GAAP, in evaluating the operating performance of its business, Sourcefire’s management excludes certain charges and credits that are required by GAAP. These non-GAAP results provide useful information to both management and investors by excluding (i) stock-based compensation, which does not involve the expenditure of cash, and (ii) items that Sourcefire believes may not be indicative of the Company’s operating performance, because either they are unusual and Sourcefire does not expect them to recur in the ordinary course of its business or they are unrelated to the ongoing operation of the business in the ordinary course.

The non-GAAP results have also been adjusted to reflect the effect of an assumed tax rate of 35%, which differs from the Company’s GAAP tax rate. Sourcefire believes this adjustment provides useful information to both management and investors because it more accurately reflects the Company’s expected long-term tax rate.

The specific non-GAAP measures reported by Sourcefire are adjusted net income, adjusted net income per share, adjusted income from operations and adjusted income from operations as a percentage of revenue. The non-GAAP measures included in this press release have been reconciled to the nearest GAAP measure in the table following the financial statements attached to this press release. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.

Conference Call and Webcast

On Thursday, October 28, 2010 at 8:30 a.m. Eastern Time, Sourcefire will host a conference call to review these results. A listen-only web cast of the session will be available at http://investor.sourcefire.com. Those wishing to participate in the live session should use the following numbers to dial in:

Calling from the United States or Canada: 866-783-2142
Calling from other countries: 857-350-1601
Pass code: 79122614

An online replay will be available at http://investor.sourcefire.com following the completion of the live call and will remain available for at least 90 days.

About Sourcefire

Sourcefire, Inc. (Nasdaq:FIRE), is a world leader in intelligent cybersecurity solutions. Sourcefire is transforming the way Global 2000 organizations and government agencies manage and minimize network security risks. Sourcefire’s IPS and Real-time Adaptive Security solution equips customers with an efficient and effective layered security defense – protecting network assets before, during and after an attack. Through the years, Sourcefire has been consistently recognized for its innovation and industry leadership by customers, media and industry analysts alike – with more than 50 awards and accolades. Today, the name Sourcefire has grown synonymous with innovation and network security intelligence. For more information about Sourcefire, please visit http://www.sourcefire.com.

SOURCEFIRE®, SNORT®, the Sourcefire logo, the Snort and Pig logo, SECURITY FOR THE REAL WORLD™, SOURCEFIRE DEFENSE CENTER®, SOURCEFIRE 3D®, RNA®, RUA®, DAEMONLOGGER™, CLAMAV®, and certain other trademarks and logos are trademarks or registered trademarks of Sourcefire, Inc. in the United States and other countries. Other company, product and service names may be trademarks or service marks of others.

Cautionary Language Concerning Forward-Looking Statements

The statements contained in this release that are not historical facts are “forward-looking statements” (as such term is defined in the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties. These statements include expectations regarding financial results for the fourth quarter and full year of 2010 and the Company’s future profitability. Management cautions the reader that these forward-looking statements are only predictions and are subject to a number of both known and unknown risks and uncertainties, and actual results, performance, and/or achievements of Sourcefire, Inc. may differ materially from the future results, performance, and/or achievements expressed or implied by these forward-looking statements as a result of a number of factors. These factors include, without limitation, the fact that the outlook for the fourth quarter and full year of 2010 could change, and also include, without limitation, those risks and uncertainties described from time to time in the reports filed by Sourcefire, Inc. with the U.S. Securities and Exchange Commission. Sourcefire, Inc. undertakes no obligation to update any forward-looking statements.

Sourcefire, Inc.
Consolidated Statements of Operations
(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Revenue:	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Products	$22,904	$16,650	$54,794	$38,798
Technical support and professional services	13,260	10,773	37,809	29,396
Total revenue	36,164	27,423	92,603	68,194
Cost of revenue:
Products	5,748	4,281	14,191	10,730
Technical support and professional services	1,715	1,786	4,777	4,561
Total cost of revenue	7,463	6,067	18,968	15,291
Gross profit	28,701	21,356	73,635	52,903

Operating expenses:
Research and development	5,146	4,227	13,283	10,943
Sales and marketing	12,397	9,164	34,426	25,462
General and administrative	5,345	4,604	14,400	12,439
Depreciation and amortization	811	815	2,458	2,466
Total operating expenses	23,699	18,810	64,567	51,310
Income from operations	5,002	2,546	9,068	1,593
Other income, net	60	145	79	758
Income before income taxes	5,062	2,691	9,147	2,351
Provision (benefit) for income taxes	847	(6)	(6,426)	138
Net income	$4,215	$2,697	$15,573	$2,213

Net income per share - basic	$0.15	$0.10	$0.57	$0.08
Net income per share - diluted	$0.15	$0.09	$0.54	$0.08

Weighted average shares outstanding used in computing per share amounts:
Basic	27,818,610	26,662,046	27,537,080	26,284,576
Diluted	28,835,105	28,487,916	28,834,327	27,686,847

Stock-based compensation expense for the three and nine months ended September 30, 2010 and 2009 is included in the Consolidated
Statements of Operations as follows (in thousands):
	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Cost of revenue (product)	$56	$29	$134	$54
Cost of revenue (services)	105	60	261	114
Stock-based compensation expense included in cost of revenue	161	89	395	168

Research and development	387	286	1,048	702
Sales and marketing	1,111	535	2,613	1,315
General and administrative	1,291	959	2,825	2,241
Stock-based compensation included in operating expenses	2,789	1,780	6,486	4,258
Total stock-based compensation expense	$2,950	$1,869	$6,881	$4,426

Sourcefire, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	September 30,	December 31,
	2010	2009
Assets	(unaudited)
Cash and cash equivalents	$75,034	$53,071
Investments	67,546	70,149
Accounts receivable, net	38,927	32,771
Inventory	5,323	4,414
Deferred tax assets	7,366	63
Prepaid expenses and other current assets	3,818	4,365
Property and equipment, net	9,135	7,447
Other long-term assets	2,180	1,887
Total assets	$209,329	$174,167

Liabilities
Accounts payable and accrued expenses	$13,079	$10,945
Deferred revenue	39,648	34,177
Other liabilities	810	556
Total liabilities	53,537	45,678

Stockholders' Equity
Common stock	27	26
Additional paid-in capital	181,878	170,157
Accumulated deficit	(26,143)	(41,716)
Accumulated other comprehensive income	30	22
Total stockholders' equity	155,792	128,489

Total liabilities and stockholders' equity	$209,329	$174,167

Sourcefire, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Nine Months Ended September 30,
	2010	2009
	(unaudited)	(unaudited)
Net income	$15,573	$2,213
Adjustments to reconcile net income to net cash provided by operating activities	4,068	7,330
Net cash provided by operating activities	19,641	9,543

Net cash used in investing activities	(2,507)	(8,159)

Net cash provided by financing activities	4,829	3,281
Net increase in cash and cash equivalents	21,963	4,665
Cash and cash equivalents at beginning of period	53,071	39,768
Cash and cash equivalents at end of period	$75,034	$44,433

Sourcefire, Inc.
Reconciliation of Non-GAAP Measures to GAAP
(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reconciliation of adjusted income from operations:
GAAP income from operations	$5,002	$2,546	$9,068	$1,593
Stock-based compensation expense	2,950	1,869	6,881	4,426
Adjusted income from operations	$7,952	$4,415	$15,949	$6,019
Adjusted income from operations as % of total revenue	22.0%	16.1%	17.2%	8.8%

Reconciliation of adjusted net income:
GAAP net income	$4,215	$2,697	$15,573	$2,213
Stock-based compensation expense	2,950	1,869	6,881	4,426
Release of the valuation allowance	-	-	(7,613)	-
Income tax adjustment*	(1,957)	(1,602)	(4,422)	(2,234)
Adjusted net income**	$5,208	$2,964	$10,419	$4,405

Adjusted net income per share - basic	$0.19	$0.11	$0.38	$0.17
Adjusted net income per share - diluted	$0.18	$0.10	$0.36	$0.16

Weighted average number of shares - basic	27,818,610	26,662,046	27,537,080	26,284,576
Weighted average number of shares - diluted	28,835,105	28,487,916	28,834,327	27,686,847
* Income tax adjustment is used to adjust the GAAP provision for income taxes to a Non-GAAP provision for income taxes utilizing an estimated tax rate of 35%.
**Adjusted net income for the three and nine months ended September 30, 2009 has been revised to reflect an income tax adjustment in order to conform with the current year presentation.

Sourcefire, Inc.
Supplemental Operating Data

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Number of deals in excess of $500,000	15	10	24	23
Number of deals in excess of $100,000	66	54	158	122
Number of new 3D customers	88	74	256	187
Number of full-time employees at end of period	346	295	346	295

Revenue Composition by Geography:
United States	80%	78%	76%	76%
International	20%	22%	24%	24%
Total	100%	100%	100%	100%

Revenue Composition by Business Distribution:
Existing customer product revenue	37%	45%	37%	43%
New customer product revenue	26%	16%	22%	14%
Recurring support services revenue	34%	36%	38%	39%
Professional services revenue	3%	3%	3%	4%
Total	100%	100%	100%	100%

CONTACT:
Media Contact:
Welz & Weisel Communications
Tony Welz
Principal
703-218-3555 x226
tony@w2comm.com
or
Investor Contact:
Sourcefire, Inc.
Tania Almond
Investor Relations Officer
410-423-1919
tania.almond@sourcefire.com